Exhibit 4.1

(FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER	SHARES

COMMON STOCK (Par Value $.01 Per Share)	CUSIP _____________ See reverse for certain definitions

QUAINT OAK BANCORP, INC.
A Pennsylvania Corporation

        This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of Quaint Oak Bancorp, Inc., Southampton, Pennsylvania (the “Corporation”).

        The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto. The shares represented by this certificate are not deposits or accounts, are not federally insured or guaranteed and are not insured by Quaint Oak Bancorp, Inc. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

_____________________ (SEAL) Corporate Secretary	_______________________________ Robert T. Strong President and Chief Executive Officer

(FORM OF STOCK CERTIFICATE - BACK SIDE)

        The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

        The Articles of Incorporation of the Corporation includes a provision which generally prohibits any person (including an individual, company or group acting in concert) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of any class of equity securities of the Corporation. In the event that stock is acquired in violation of this 10% limitation, the excess shares will no longer be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action and the Board of Directors of the Corporation may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise, with the expenses of such sale to be paid out of the proceeds of the sale.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	________________________	Custodian	________________________
	(Cust)		(Minor)
under Uniform Gifts to Minors Act	_______________________________________________________
(State)
UNIF TRF MIN ACT	________________________	Custodian (until age ___)
(Cust)
________________________	Under Uniform Transfers to Minors Act	_____________________
(Minor)		(State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

___________________________

___________________________

______________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________
______________________________________________________________________
__________________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________ as Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution.

Dated _____________ __, ____

______________________________________________________
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By __________________________________________________
THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17 AD-15.